RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO

Carl D. Savely
Lionel Sawyer & Collins
1700 Bank of America Plaza
300 South Fourth Street
Las Vegas, Nevada 89101

                           GRANT OF EASEMENT AGREEMENT

     THIS GRANT OF EASEMENT AGREEMENT ("Agreement") is made this 27 day of March
1998, in favor of BRADY POWER PARTNERS, a Nevada general partnership
("Grantee"), whose address is c/o ESI Brady, Inc., 11760 U.S. Highway One, Suite
600, North Palm Beach, Florida 3340, by DAVID P. FRASE, TIMOTHY D. FRASE AND
JAMES W. ROBERTS (the "Grantors").

                                   WITNESSETH:

     WHEREAS, Grantors are the owners in fee simple of that certain real property located at Desert Peak, Churchill County, Nevada, as more fully described on Exhibit A attached hereto and incorporated herein (the "Property");

     WHEREAS, Grantee desires to construct, operate, maintain and terminate a
13.8 kV electrical distribution line over a portion of the Property; and

     WHEREAS, Grantor is willing to grant an overhead electric transmission line easement to Grantee for such purpose.

     NOW, THEREFORE, for valuable consideration, the sufficiency and receipt of which is hereby acknowledged, Grantor and Grantee mutually agree as follows:

1.   Easement. Grantors, for themselves and their successors and assigns, hereby grant to Grantee, its successors and assigns, a perpetual easement (the
     "Easement") thirty (30) feet in width, situated in a general north westerly
     - southeasterly alignment across the Property, for purposes of constructing, operating, maintaining, relocating and removing one or more interconnect facilities, electric transmission and distribution lines, including wires, poles, "H" or "T" frame structures, towers, anchors, guys, communication lines and appurtenant equipment (the "Transmission Line") in, on, over and across that portion of the Property, situated in Churchill
     County, Nevada, as more fully described in Exhibit B attached hereto and incorporated herein, together with the right of ingress and egress for purposes of constructing, inspecting, maintaining and repairing the
     Transmission Line.

2.   Termination. Notwithstanding the term stated in Paragraph 1 above, the
     Easement shall terminate on February 3, 2028, unless prior thereto it is relinquished, abandoned, terminated, or modified pursuant to the terms and conditions of this Agreement or of any applicable law, provided, that
     Grantee shall have the continued right of ingress and egress over the
     Easement for purposes of removing the Transmission Line for a reasonable period of time (not to exceed ninety (90) days) after the date of such termination of the Easement. Notwithstanding the above, the Easement shall terminate within two (2) years of the date hereof if the Transmission Line has not been constructed by December 31, 1999.

3.   Successors and Assigns. The Easement and the provisions herein shall be covenants running with the land and be binding upon the Grantors and
     Grantee and their respective heirs, successors and assigns or anyone claiming under them, or any of them, as owners or occupants thereof.
     Grantee may not assign, pledge or otherwise transfer the Easement without the prior written consent of the Grantors, which consent shall not be unreasonably withheld.

4.   Removal. Within ninety (90) days after the date of termination of the
     Easement, Grantee shall discontinue the use of the Transmission Line and remove the Transmission Line and all other personal property from the
     Easement and shall restore the Easement as nearly as practicable to the condition which existed prior to construction of the Transmission Line.
     Upon failure of Grantee to do so before the expiration of such ninety (90)
     period, Grantor shall have the option to remove the Transmission Line and restore the Easement as nearly as practicable to the condition which existed prior to construction of Transmission line at Grantee's expense.

5.   Maintenance and Repair. Grantors shall not have any obligation to perform any maintenance or repair to any improvement constructed by Grantee in, on, under or through the Easement or to pay the costs or expenses of any such maintenance or repair except for those maintenance and repair needs caused by Grantors.

6.   Rent. For and in consideration of the rights granted, Grantee agrees to pay to Grantors a one time payment of $1,214, upon receipt of payment instructions from Grantors as rent for the duration of the Easement through
     February 3, 2028.

7.   Taxes. Grantee shall pay before they become delinquent, all taxes, charges, rates and assessments which ___ during the term of the Easement, be levied upon or assessed against, or be _________ chargeable to or assessed in respect to the Transmission Line or other personal property on or within the Easement. In the event the taxing authority does not bill Grantee separately for such amounts, if any, Grantee shall reimburse Grantor for such amounts paid by Grantor within ten (10) days of receipt of Grantor's request for payment together with an itemized statement showing the amount assessed or levied

                                        2

     against Grantee's Transmission Line or other personal property on or within the Easement.

     In addition to the taxes specified above, Grantee shall pay to Grantor any privilege, sales, gross income or other tax (not including federal or state
     Income Tax) imposed upon the Easement, or measured by accounts received by the Grantors hereunder, by any agency having that authority.

8.   Indemnification.

     a.   Grantee shall indemnify and hold harmless the Grantors for all losses, damages, injuries or death to any person, as well as expenses, arising in any manner out of the failure of Grantee to take any action required by this Agreement, the condition of the Transmission Line or any equipment or improvements thereon, or any act or omission of
          Grantee, its employees, agents, contractors or invitees ("Grantee's
          Parties"), regardless of whether such loss, damage, injury, death or expense is caused or contributed to by the negligence or alleged negligence of the Grantors, except to the extent any such loss, damage, injury or death to any person, or expense is proximately caused by the Grantors' gross negligence or intentional misconduct.

     b.   When any employee, agent or contractor of Grantee or any of Grantee's
          Parties makes any claim for personal injury or death against the
          Grantors, under the Federal Employers' Liability Act, or any applicable safety act, (45 U.S.C. Section 51 et. seq.), for any incident caused, wholly or in part, by property, equipment, fixtures or condition subject to or under the control of Grantee, or claims or alleges that he or she is an employee of the Grantors or is furthering the operational activities of the Grantors, Grantee agrees to indemnify and hold harmless the Grantors for all losses, damages, costs or expenses related to such claim, regardless of the Grantors'
          negligence.

     c.   Upon written notice from the Grantors, Grantee agrees to assume the defense of any lawsuit, or other proceeding brought against the
          Grantors by any public body, individual, partnership, corporation, or other legal entity, relating to any matter covered by this Agreement for which Grantee has an obligation to assume liability for and/or save and hold harmless the Grantors. Grantee shall pay all the costs incident to such defense including, but not limited to, attorneys'
          fees, investigators' gees, litigation expenses, settlement payments, and amounts paid in satisfaction of judgments.

     d.   It is expressly understood and agreed that the foregoing provisions shall survive the termination of this Agreement.

                                        3

9.   Environmental Impairment.

     a.   Grantee shall comply with all federal, state and local environmental laws and regulations in its use of the Easement, including, but not limited to, the Resource Conservation and Recovery Act, as amended
          (RCRA), and the Comprehensive Environmental Response, Compensation,
          and Liability Act, as amended (CERCLA). Grantee shall not maintain a treatment, storage, transfer or disposal facility, or underground storage tank, as defined by RCRA, on or under the Easement. Grantee shall not release or suffer the release of oil or hazardous substances, as defined by CERCLA, on the Easement. Notwithstanding any other requirements in this contract, Grantee assumes all
          responsibility for the investigation and cleanup of such release occurring during the term hereof, and shall indemnify and defend the
          Grantors and its agents for all costs and claims, including consultant and attorney fees, arising in any manner out of such release or
          Grantee's failure to comply with environmental laws, regardless of whether such costs or claims are caused or contributed to by the negligence or alleged negligence of the Grantors, except to the extent such costs or claims are proximately caused by the Grantors' gross negligence or intentional misconduct.

     b.   Grantee shall give the Grantors timely notice of any release, violation of environmental laws or inspection or inquiry by governmental authorities charged with enforcing environmental laws with respect to the Easement or the Improvements therein. Grantee also shall give the Grantors timely notice of all measures undertaken by or on behalf of Grantee to investigate, remediate, respond to or otherwise cure such release or violation.

     c.   In the event that the Grantors receives notice from Grantee or otherwise of a release or violation of environmental laws which occurred or is occurring during the term of this Agreement, the
          Grantors may require Grantee, at Grantee's sole expense, to take timely measures to investigate, remediate, respond to or otherwise cure such release or violation.

10.  Insurance. Grantee shall, at its expense, procure and maintain throughout the term of this Agreement, and thereafter until any Grantee-owned improvements are removed from the Easement, insurance to protect Grantee and Grantors from and against liability, loss, or expenses arising from damage to property or injury to any person arising out of in connection with or resulting from the Grantee's use of the Easement and operation and maintenance of the Transmission Line, Grantee shall, during the term of this Agreement, carry, at its own expenses, on forms and with reliable insurance companies with a current Best's Insurance Guide Rate of B and
     Class X, or better, and authorized to do business in the state or area in which the Easement is located, the following minimum insurance coverages
     (or if such minimum coverages are not available on a commercially reasonable basis, the greatest lower amount available on a commercially reasonable basis):

                                        4

     a.   Worker's compensation insurance and occupational disease insurance in accordance with statutory requirements of the state and employer's liability insurance with limits of not less than:

          Bodily injury by accident   $500,000   Each accident
          Bodily injury by disease    $500,000   Policy limit
          Bodily injury by disease    $500,000   Each employee

          covering worker's compensation injuries in connection with use of the
          Easement and operation and maintenance of the Transmission Line
          (including an all states endorsement and a voluntary compensation endorsement).

     b.   Commercial general liability insurance, written on an occurrence basis, with limits of $1,000,000.00 per occurrence/aggregate bodily injury and property damage, including the following coverages:

          i.   Premises and operations coverage.
          ii.  Independent contractor's coverage.
          iii. Contractual liability covering liabilities assumed under
               Paragraph 9 of this Agreement.
          iv.  Products and completed operations coverages.
          v.   Coverage for explosion, collapse, and underground property damage.
          vi.  Broad form property damage liability endorsement.
          vii. Personal injury liability.
          viii. Sudden and accidental pollution liability, as appropriate.

     c.   Comprehensive automobile liability insurance covering owned, hired and non-owned vehicles with limits of $1,000,000.00 per occurrence bodily injury and property damage combined single limits, including sudden and accidental pollution liability, as appropriate.

     d.   Umbrella liability insurance with a minimum combined single limit of
          $1,000,000.00 each occurrence/aggregate where applicable to be excess of the coverages and limits required in a., b., and c. above.

     All of the above described insurance policies shall contain provisions that the insurance companies will have no right of recovery or subrogation against Grantee or Grantors, or their respective divisions, Affiliates, subsidiary companies, co-grantees, co-grantors or co-ventures, agents, directors, officers, employees, servants, and insurers, it being the intention of the parties hereto that the insurance as effected shall protect all parties hereto,

                                        5

     and the Grantee's carrier shall be primarily liable for any and all losses covered by the described insurance_ Grantors_ persons affiliated to them, co-grantees, co-grantors, or co-ventures, agents, employees, and servants shall be named as additional insureds in each of Grantee's insurance policies, except statutory Workers' Compensation Any and all deductibles in the above-described insurance policies shall be assumed by, for the account of and at Grantee's sole risk. All policies providing coverage hereunder shall contain provisions that no cancellation or material changes in the policies shall become effective except on thirty (30) days' written notice thereof to the Grantors. Grantee shall provide, and thereafter maintain in effect, a current Certificate of Insurance evidencing the insurance required by this Paragraph 10. Grantee shall not cancel or make any material change in any such policies without the prior written consent of
     Grantors if such change would result in coverage to the Grantors less extensive than the coverage required under this Paragraph 10.

11.  Governing Laws. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to applicable conflict of laws provisions.

12.  Attorney's Fees. In the event of any suit or other proceeding between
     Grantors and Grantee with respect to the transaction contemplated hereby or subject matter hereof, the prevailing party shall, in addition to such other relief as the court or arbitrator may award, be entitled to recover reasonable attorneys' fees costs (including at the trial and appellate levels) and expenses of investigation.

13.  Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, and together which shall be considered one instrument with the same effect as if the signatures thereto were upon the same instrument together and shall constitute one and the same instrument.

14.  Limitation on Liability. Neither Grantors nor Grantee, including, without limitation any of Grantors' or Grantee's respective employees or agents shall be liable to the other party whether in contract, tort or otherwise, for payment of any lost profits, special, indirect, consequential, punitive or similar damages.

15.  Captions. The captions or headings of the sections, subparagraphs and paragraphs of this Agreement have been inserted for convenience of reference only and shall have no effect upon the construction or interpretation of any part of this Agreement.

  [This space intentionally left blank. The next page is the signature page.]

                                        6

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day first written above.

                                        GRANTORS

                                        /s/ David P. Frase
                                        ----------------------------------------
                                        Name: David P. Frase

                                        /s/ Timothy D. Frase
                                        ----------------------------------------
                                        Name: Timothy D. Frase

                                        /s/ James W. Roberts
                                        ----------------------------------------
                                        Name: James W. Roberts
                                        P.O. Box 1172
                                        MANHATTAN, KS 66505

                                        GRANTEE

                                        BRADY POWER PARTNERS,
                                        a Nevada general partnership

                                        By: ESI BH LIMITED PARTNERSHIP,
                                            a Delaware limited partnership,
                                            Managing General Partner

                                        By: ESI BRADY, INC.
                                            a Florida corporation,
                                            Sole General Partner

                                        By: /s/ Illegible
                                            ------------------------------------
                                        Name: Illegible
                                              (print name)
                                        Title: ASSISTANT SECRETARY

                                       7

STATE OF California   )
                      : ss
COUNTY OF Shasta      )

     This instrument was acknowledged before me on March 19, 1998, by David P.
Frase.

                                        /s/ Stephanie Hampton
                                        ----------------------------------------
                                        Notary Public Stephanie Hampton

------------------------
         [SEAL]
    Stephanie Hampton
      Comm 011_027
NOTARY PUBLIC CALIFORNIA
      SHASTA COUNTY
Comm. Exp. June 23, 2000
------------------------

My Commission Expires: June 23, 2000

STATE OF ___          )
                      : ss
COUNTY OF ______      )

     This instrument was acknowledged before me on March 25, 1998 by Timothy  D.
Frase.

                                        /s/ Illegible
                                        ----------------------------------------
                                        Notary Public

My Commission Expires: _______________

----------------------------
          [SEAL]
       EMILIE REEDY
      COMM. #1155848
 NOTARY PUBLIC -- CALIFORNIA
        SHASTA COUNTY
 __ COMM. EXP. SEPT. 15, 2001
-----------------------------

                                        8

STATE OF KANSAS   )
                  : ss
COUNTY OF RILEY   )

     This instrument was acknowledged before me on MARCH 27, 1998, by James W.
Roberts.

                                        /s/ John R. Roberts, Jr.
                                        ----------------------------------------
                                        John R. Roberts, Jr., Notary Public

My Commission _______: __ /14/2000

[SEAL]

STATE OF    )
            : ss
COUNTY OF   )

     This instrument was acknowledged before me on ____________, 1998, by James
W. Roberts.

                                        ----------------------------------------
                                        Notary Public

My Commission Expires: ______________

STATE OF  FLORIDA      )
                       : ss
COUNTY OF PALM BEACH   )

     This instrument was acknowledged before me on MARCH 16, 1998, by
______________ as ASSISTANT SECRETARY of ESI Brady, Inc. a Florida corporation.

                                        Illegible
                                        ----------------------------------------
                                        Notary Public

__________ _____

-------------------------------------
                [SEAL]
           MIRIAM M. CHISM
      MY COMMISSION _ CC 609460
      EXPIRES : January 6, 2001
_______ ___ Notary Public ___________

My Commission Expires: ______________
-------------------------------------

                                    Exhibit A

                        Legal Description of the Property

That certain land situated in Township 22 North, Range 27 East, M.D.M.,
Churchill County, Nevada, more fully described as follows:

Section 17 (All)
Section 21 (All)

                                       A-1

                                    Exhibit B

                        Legal Description of the Easement

Easement 1

An easement across a portion of the Southwest Quarter of Section 17, Township 22
North, Range 27 East, M.D.M. Churchill County Nevada, being 30.00 feet in width and lying 15.00 feet on either side of the following described centerline, being more particularly described as follows:

Commencing at the Southwest corner of said Section 17, thence along the West line of the Southwest Quarter of said Section 17, North 00 DEG. 09' 50" West a distance of 50.00 feet to the POINT OF BEGINNING, thence leaving said West line,
South 60 DEG. 36' 22" East a distance of 101.57 feet to the South line of
Section 17, said point being the terminus of said easement. The side lines of said easement are to be lengthened or shortened so as to begin at the West line of said Section 17 and end at the South Line of said Section 17.

Together with the right to install guy and anchor facilities at angle poles and terminal pole locations, said guy and anchor facilities to be extended no more than 40.00 feet from the poles so supported.

Easement 2

An easement across a portion of the Southwest Quarter of Section 21, Township 22
North, Range 27 East, M.D.M., Churchill County Nevada, being 30.00 feet in width and lying 15.00 feet on either side of the following described centerline, being more particularly described as follows;

Commencing at the West Quarter corner of said Section 21, thence along the West line of Section 21, South 00 DEG. 12' 38" West a distance of 290.69 feet to the
POINT OF BEGINNING, thence leaving said West line, South 60 DEG. 36' 22" East a distance of 3512.79 feet, thence South 89 DEG. 57' 34" East a distance of 125.00 feet, thence South 00 DEG. 02' 26" West a distance of 42.00 feet, thence North
89 DEG. 57' 34" West a distance of 20.00 feet to the terminus of said easement.
The side lines of said easement are to be lengthened or shortened so as to begin on the West line of said Section 21 and end perpendicular to the end of said easement.

Together with the right to install guy and anchor facilities at angle poles and terminal pole locations, said guy and anchor facilities to be extended on more than 40.00 feet from the poles so supported.

The Basis of bearing of Easement 1 and Easement 2 in the West line of the
Southwest Quarter of Section 12, Township 22 North, Range 26 East, M.D.M. per
Record Of Survey file number 168652 recorded October 25, 1979 in the Churchill
County Recorders office.

                                                                Carl Savely, Esq
                                                               98 APR 13 PM 1:04

                                                             FEE __2100 ________